Exhibit 99.1

Contacts Ultragenyx Pharmaceutical Inc.

Investors

Joshua Higa

ir@ultragenyx.com

Media

Jeff Blake

media@ultragenyx.com

Ultragenyx Reports Third Quarter 2022 Financial Results and Corporate Update

Third quarter 2022 total revenue of $90.7 million and Crysvita® revenue in Ultragenyx territories1 of $64.5 million

Reaffirm 2022 Crysvita revenue in Ultragenyx territories guidance of $250 million to $260 million and Dojolvi revenue of $55 million to $65 million

Enrollment completion of DTX401 Phase 3, UX143 Phase 2, and GTX-102 dose escalation cohorts anticipated around the end of the year

NOVATO, Calif. – Nov 02, 2022 – Ultragenyx Pharmaceutical Inc. (NASDAQ: RARE), a biopharmaceutical company focused on the development and commercialization of novel products for serious rare and ultra-rare genetic diseases, today reported its financial results for the quarter ended September 30, 2022 and provided a corporate update for the year.

“We continue to initiate treatment globally for more patients with Crysvita, Dojolvi and Mepsevii and are further expanding our markets with approvals of Crysvita in Argentina and Dojolvi in Mexico. We are seeing significant enthusiasm for the Evkeeza launch in Europe as we initiate reimbursement steps in member countries and are receiving many urgent calls for access for pediatric cases of HoFH,” said Emil D. Kakkis, M.D., Ph.D., Chief Executive Officer and President of Ultragenyx. “At the same time, we are focusing on our priority clinical programs and in the next few months anticipate completing enrollment in the pivotal study for DTX401 for GSDIa, the important setrusumab Phase 2 stage for osteogenesis imperfecta, and the dose escalation cohorts of the GTX-102 program for Angelman syndrome.”

Third Quarter 2022 Financial Results

Net Revenues

For the third quarter of 2022, Ultragenyx reported $90.7 million in total revenue. Ultragenyx recognized $64.5 million in Crysvita (burosumab) revenue in the Ultragenyx territories, which includes $51.3 million in collaboration revenue in the North American profit share territory and net product sales in other regions of $13.2 million. Total royalty revenue related to European Crysvita sales was $5.4 million. Dojolvi (triheptanoin)

product sales in the third quarter of 2022 were $13.3 million. Mepsevii (vestronidase alfa) product sales for the third quarter of 2022 were $6.0 million.

Total revenue for the third quarter of 2022 also includes $1.5 million related to technical assistance following the successful completion of technology transfer activities with Daiichi Sankyo. This compares to total revenue in the third quarter of 2021, which includes $12.1 million related to the technology transfer services which were ongoing at the time.

Operating Expenses

Total operating expenses for the third quarter of 2022 were $315.8 million, which includes research and development expenses of $237.3 million, selling, general and administrative expenses of $69.8 million, and cost of sales of $8.6 million. Operating expenses for the quarter include $75.2 million in research and development expense to acquire GeneTx and non-cash stock-based compensation of $35.8 million.

Net Loss

For the third quarter of 2022, Ultragenyx reported net loss of $245.1 million, or $3.50 per share basic and diluted, which includes $75.2 million in research and development expense related to the acquisition of GeneTx. This compares with a net loss for the third quarter of 2021 of $73.0 million, or $1.08 per share, basic and diluted.

Net Cash Used in Operations

Net cash used in operations for the nine months ended September 30, 2022 was $290.1 million.

Cash, Cash Equivalents and Marketable Debt Securities

As of September 30, 2022, cash, cash equivalents, and marketable debt securities were $996.2 million, which includes $491.0 million in net proceeds that was received in July 2022 from OMERS through the sale of a portion of our Crysvita royalty in the profit share territory. Total payments to OMERS are capped at $725 million, which is 1.45 times the purchase price.

2022 Financial Guidance

The Company continues to expect 2022 revenue for Crysvita in Ultragenyx territories to be between $250 million and $260 million and Dojolvi revenue to be between $55 million and $65 million.

Third Quarter 2022 Revenue and Selected Financial Data Tables

Revenues (dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Crysvita Collaboration and Product Revenues:
North America Collaboration	$51,348	$42,971	$148,121	$120,987
ROW Product Sales	13,184	7,378	34,980	16,150
Crysvita in Ultragenyx Territories	64,532	50,349	183,101	137,137
EU Royalty Revenue	5,373	4,665	15,634	13,454
Total Crysvita Revenue	69,905	55,014	198,735	150,591
Dojolvi	13,274	10,654	39,200	27,735
Mepsevii	6,045	3,918	15,839	12,924
Daiichi Sankyo	1,479	12,061	6,207	76,767
Total Revenue	$90,703	$81,647	$259,981	$268,017

Selected Financial Data (dollars in thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenue	$90,703	$81,647	$259,981	$268,017
Operating expense:
Cost of sales	8,631	4,175	23,001	12,499
Research and development	237,297	113,417	534,981	374,140
Selling, general and administrative	69,841	53,883	205,290	160,551
Total operating expense	315,769	171,475	763,272	547,190
Net loss	$(245,106)	$(72,998)	$(555,588)	$(331,567)
Net loss per share, basic and diluted	$(3.50)	$(1.08)	$(7.96)	$(4.91)

Corporate and Program Updates

Crysvita for X-Linked Hypophosphatemia and Tumor Induced Osteomalacia: Amendment to collaboration agreement increases field support after April 2023

In September 2022, we entered into an amendment to our collaboration agreement with Kyowa Kirin Co. Ltd. (KKC) related to the transition of commercialization responsibilities from Ultragenyx to KKC on the transition date in April 2023. Under the terms of the amendment, Kyowa Kirin North America (KKNA) recently began field operations in the U.S. to further support the transition between the two companies and provide additional resources to support commercialization activities ahead of the transition. In addition, the amendment allows Ultragenyx to continue promoting and supporting the Crysvita program in the field in the U.S. until April 2024, which is one additional year after the transition date. During this period, Ultragenyx will continue to share costs of the Crysvita commercial operating expenses with KKC. The amendment strengthens our partnership in driving Crysvita forward with a substantial increase in the total commercial effort after the transition date to optimally support Crysvita’s growth while also allowing more overlap time to assure a smooth and productive transition of responsibilities.

GTX-102 for Angelman Syndrome: Enrollment and dosing in the Phase 1/2 ongoing; dosing in expansion cohorts expected in the first half of 2023

Based on encouraging interim clinical data and scientific confirmation of their technology, we exercised our option to acquire GeneTx and closed on the acquisition for $75.4 million, net of cash acquired from GeneTx, in July 2022. We are required to make milestone payments based on certain achievements and royalty payments on net sales.

In July 2022, we also provided an interim data update on patients treated in Canada, the U.K, and the U.S. under each region's amended protocol for the Phase 1/2 study of GTX-102. As of the data cut-off for that update, a total of 11 patients had reached at least the Day 128 evaluation, with three patients reaching the Day 170 Pre-Maintenance Dose (PMD) evaluation. We evaluated patients across various clinical measurements and found encouraging signs of clinical activity including some changes in quantitative measures such as the Bayley-4 expressive and receptive communication that were statistically significantly different from normal variation, even starting at the lowest doses of the titration ramp. The quantitative data also appear to show a dose-dependent effect and that some patients did improve further with longer follow up.

At this time, 13 patients have received cumulative doses of 20 mg or higher, and 14 patients have over 132 days of exposure to treatment, which was the minimum cumulative dose and maximum exposure after the first dose that led to the lower extremity weakness that was seen in the originally treated five patients. There have been no treatment-related SAEs of any type nor adverse events related to lower extremity weakness observed in these patients. No clinically significant or persistent elevations of cerebrospinal fluid protein level have been observed to date.

Redosing of patients originally treated in 2020 under the original protocol has begun outside the U.S. Two of the original five patients treated in the U.S. have now restarted treatment at a Canadian site and, since restarting, have received two or more doses with no treatment-related SAEs of any type nor adverse events related to lower extremity weakness observed in these patients to date.

Dosing in the U.K. and Canada is ongoing with patients continuing to initiate treatment at higher loading doses and to receive treatment in the maintenance phase. Discussions with the FDA to harmonize the U.S. with the Canada/U.K. protocol are ongoing. We expect to begin enrollment of the expansion cohorts in the first half of 2023. We also expect to provide the next data update when we have substantive data on a larger number of patients in the program.

UX143 (setrusumab) for Osteogenesis Imperfecta (OI): Phase 2/3 study dosing patients; Phase 2 data expected in mid-2023

Ultragenyx is currently dosing patients in the Phase 2/3 Orbit study of UX143 in pediatric and adult patients with OI aged five to <26 years under a recently amended protocol. The updated protocol removes placebo in the dose finding stage to enable more efficient real-time data analyses for the same two dose levels of setrusumab as in the original protocol. We expect to complete enrollment in early 2023 and will have data from the Phase 2 portion of the study in mid-2023, including two-month changes in bone biomarkers response that will be used to establish the optimal dosing algorithm for the Phase 3 portion of the study.

In addition, Ultragenyx intends to initiate an additional randomized study in children with OI under age five in the first half of 2023 with severe bone disease comparing bisphosphates to setrusumab with total fractures as the primary endpoint.

DTX401 for Glycogen Storage Disease Type Ia (GSDIa): Phase 3 study randomizing patients, last patient to be randomized around the end of the year

In September 2022, DTX401 was accepted into the EMA’s Priority Medicines program (PRIME), enabling more frequent interactions with the EMA and the potential for an accelerated approval.

The Phase 3 study has a 48-week primary efficacy analysis period, and the company plans to enroll approximately 50 patients eight years of age and older, randomized 1:1 to DTX401 or placebo. The primary endpoint is the reduction in oral glucose replacement with cornstarch while maintaining glucose control. The last patient to be enrolled in the baseline screening phase of the Phase 3 study of DTX401 is expected to occur around the end of the year.

UX701 for Wilson Disease: Stage 1 of pivotal clinical study dosing patients; expect interim Stage 1 enrollment completion in mid-2023

The company is dosing patients in the first stage of the Cyprus2+ study of UX701 under a recently amended protocol that removes placebo from the dose finding stage and sets five patients per cohort. During this stage of the study, safety and efficacy of up to three dose levels of UX701 will be evaluated and a dose will be selected for further evaluation in Stage 2. The design should allow more real-time assessment of the gene therapy. Completion of Stage 1 enrollment is expected in mid-2023 with data on safety and initial signs of clinical activity expected around the end of 2023 or early 2024.

DTX301 for Ornithine Transcarbamylase (OTC) Deficiency: Phase 3 study expected to initiate around the end of the year

Ultragenyx expects to initiate the Phase 3 study of DTX301 in patients with OTC around the end of 2022. The 64-week study will include approximately 50 patients, randomized 1:1 to DTX301 or placebo. The primary endpoints are response as measured by removal of ammonia-scavenger medications and protein-restricted diet and change in 24-hour ammonia levels.

1: Ultragenyx territories include the collaboration revenue from the North American profit share territory (U.S. and Canada) and other regions where revenue from product sales are recognized by Ultragenyx (Latin America, Turkey). This excludes the European territory revenue, which is recognized as non-cash royalty revenue since the rights were sold to Royalty Pharma in December 2019.

Conference Call and Webcast Information

Ultragenyx will host a conference call today, Wednesday, November 2, 2022, at 2 p.m. PT/ 5 p.m. ET to discuss the third quarter 2022 financial results and provide a corporate update. The live and replayed webcast of the call will be available through the company’s website at https://ir.ultragenyx.com/events-presentations. To participate in the live call, please register by clicking on the following link (https://register.vevent.com/register/BI6b6d0f4fec0e415597e9e3890c1f67fd), and you will be provided with dial in details. The replay of the call will be available for one year.

About Ultragenyx

Ultragenyx is a biopharmaceutical company committed to bringing novel therapies to patients for the treatment of serious rare and ultra-rare genetic diseases. The company has built a diverse portfolio of approved medicines and treatment candidates aimed at addressing diseases with high unmet medical need and clear biology, for which there are typically no approved therapies treating the underlying disease.

The company is led by a management team experienced in the development and commercialization of rare disease therapeutics. Ultragenyx’s strategy is predicated upon time- and cost-efficient drug development, with the goal of delivering safe and effective therapies to patients with the utmost urgency.

For more information on Ultragenyx, please visit the company's website at: www.ultragenyx.com.

Forward-Looking Statements and Use of Digital Media

Except for the historical information contained herein, the matters set forth in this press release, including statements related to Ultragenyx's expectations and projections regarding its future operating results and financial performance, anticipated cost or expense reductions, the timing, progress and plans for its clinical programs and clinical studies, future regulatory interactions, and the components and timing of regulatory submissions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the effects from the COVID-19 pandemic on the company’s clinical and commercial activities and business and operating results, risks related to reliance on third party partners to conduct certain activities on the company’s behalf, including under our collaboration agreement with Kyowa Kirin, our limited experience in generating revenue from product sales, risks related to product liability lawsuits, our dependence on Kyowa Kirin for the commercial supply of Crysvita, fluctuations in buying or distribution patterns from distributors and specialty pharmacies, the transition back to Kyowa Kirin of our exclusive rights to promote Crysvita in the United States and Canada and unexpected costs, delays, difficulties or adverse impact to revenue related to such transition, smaller than anticipated market opportunities for the company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of Ultragenyx’s products and drug candidates. Ultragenyx undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Ultragenyx in general, see Ultragenyx's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on July 29, 2022, and its subsequent periodic reports filed with the SEC.

In addition to its SEC filings, press releases and public conference calls, Ultragenyx uses its investor relations website and social media outlets to publish important information about the company, including information that may be deemed material to investors, and to comply with its disclosure obligations under Regulation FD. Financial and other information about Ultragenyx is routinely posted and is accessible on Ultragenyx’s Investor Relations website (https://ir.ultragenyx.com/) and LinkedIn website (https://www.linkedin.com/company/ultragenyx-pharmaceutical-inc-/mycompany/).

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Ultragenyx Pharmaceutical Inc.

Selected Statement of Operations Financial Data

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Statement of Operations Data:
Revenues:
Collaboration and license	$52,827	$55,048	$154,328	$197,998
Product sales	32,503	21,950	90,019	56,809
Non-cash collaboration royalty revenue	5,373	4,649	15,634	13,210
Total revenues	90,703	81,647	259,981	268,017
Operating expenses:
Cost of sales	8,631	4,175	23,001	12,499
Research and development	237,297	113,417	534,981	374,140
Selling, general and administrative	69,841	53,883	205,290	160,551
Total operating expenses	315,769	171,475	763,272	547,190
Loss from operations	(225,066)	(89,828)	(503,291)	(279,173)
Change in fair value of equity investments	(1,626)	25,702	(21,139)	(25,963)
Non-cash interest expense on liabilities related to the sale of future royalties	(14,505)	(8,683)	(27,141)	(25,618)
Other income (expense), net	2,378	(7)	3,130	211
Loss before income taxes	(238,819)	(72,816)	(548,441)	(330,543)
Provision for income taxes	(6,287)	(182)	(7,147)	(1,024)
Net loss	$(245,106)	$(72,998)	$(555,588)	$(331,567)
Net loss per share, basic and diluted	$(3.50)	$(1.08)	$(7.96)	$(4.91)
Weighted-average shares used in computing net loss per share, basic and diluted	70,054,173	67,875,363	69,834,037	67,533,671

Ultragenyx Pharmaceutical Inc.

Selected Activity included in Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Non-cash stock based compensation	$35,761	$26,990	$101,013	$78,430
Mereo license and collaboration agreement	—	—	—	50,000
In-process research and development expense from GeneTx acquisition	75,234	—	75,234	—

Ultragenyx Pharmaceutical Inc.

Selected Balance Sheet Financial Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021

Balance Sheet Data:
Cash, cash equivalents, and marketable debt securities	$996,238	$999,129
Working capital	785,307	675,236
Total assets	1,618,474	1,522,397
Total stockholders' equity	468,829	922,561